      As filed with the Securities and Exchange Commission on June 11, 2002
                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      FIRST FEDERAL FINANCIAL BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                             31-1456058
      (State or Other Jurisdiction of              (I.R.S. Employer
      Incorporation or Organization)             Identification No.)

                                415 CENTER STREET
                               IRONTON, OHIO 45638
          (Address of Principal Executive Offices, Including Zip Code)

                            2002 DIRECTORS STOCK PLAN
                            (Full Title of the Plan)

                                 I. VINCENT RICE
                                    PRESIDENT
                      FIRST FEDERAL FINANCIAL BANCORP, INC.
                                415 CENTER STREET
                               IRONTON, OHIO 45638
                     (Name and Address of Agent for Service)
                                 (614) 532-6845
          (Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

                                    COPY TO:

                              NORMAN B. ANTIN, ESQ.
                              JEFFREY D. HAAS, ESQ.
                            KELLEY DRYE & WARREN LLP
                     8000 TOWERS CRESCENT DRIVE, SUITE 1200
                             VIENNA, VIRGINIA 22182
                                 (703) 918-2300

                                  -------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    PROPOSED       PROPOSED
                                    MAXIMUM        MAXIMUM
     TITLE OF                       OFFERING       AGGREGATE      AMOUNT OF
    SECURITIES      AMOUNT TO BE    PRICE PER   OFFERING PRICE   REGISTRATION
 TO BE REGISTERED    REGISTERED     SHARE (1)         (1)            FEE
--------------------------------------------------------------------------------
Common Stock,
par value $.01     22,000 shares
per share               (2)          $14.110      $310,420.00       $28.56
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices on May 20, 2002, as reported by the Nasdaq National Market.

(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 2002 Directors Stock Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

================================================================================

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by First Federal Financial Bancorp, Inc. (the "Company") are hereby incorporated by reference in this Registration
Statement:

            (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001; and

            (b) The description of the Company's common stock, $.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 10, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

            Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

            Article IX of the Company's Certificate of Incorporation provides as follows:

            The personal liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article IX shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

            Article VI of the Company's Bylaws provides as follows:

            6.1 Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any predecessor of the Company, or is or was serving a the request of the Company or any predecessor of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware, provided that the Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent.

            6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suite or proceeding described in Section 6.1 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company.

            6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Company's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

            6.4 Insurance. Upon resolution passed by the Board of Directors, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

            6.5 Modification. The duties of the Company to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VI shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.           EXHIBITS.

   EXHIBIT NO.                       DESCRIPTION
   ----------                        -----------

      4.1   Stock Certificate for the Company's Common Sock. (1)

      5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

      23.1  Consent of Kelley, Galloway & Company, PSC.

      23.2 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto).

      24.1 Power of Attorney (included in the signature page to this Registration Statement)

      99.1  2002 Directors Stock Plan.

---------------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (Commission File No. 333-1672) filed with the Commission on February 26, 1996, as amended.

ITEM 9.           UNDERTAKINGS.

            The undersigned Company (the "Registrant") hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware, on June 11, 2002.

                                   FIRST FEDERAL FINANCIAL BANCORP, INC.


                                   By: /s/ I. VINCENT RICE
                                       -------------------------------------
                                       I. Vincent Rice
                                       President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints I. Vincent Rice his true and lawful attorney, with full power to sign for such person in such person's name and capacity indicated below, and with full power of substitution and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney, to any and all amendments.

         SIGNATURE                    TITLE                      DATE
         ---------                    -----                      ----


/s/ I. VINCENT RICE                  President
--------------------------     (Principal Executive          June 11, 2002
I. Vincent Rice                      Officer)


/s/ JEFFERY W. CLARK               Comptroller
--------------------------   (Principal Financial and        June 11, 2002
Jeffery W. Clark               Accounting Officer)


/s/ THOMAS D. PHILLIPS
--------------------------           Chairman                June 11, 2002
Thomas D. Phillips


/s/ EDITH M. DANIELS
--------------------------   Corporate Secretary and         June 11, 2002
Edith M. Daniels                    Director


/s/ EDWARD R. RAMBACHER
--------------------------           Director                June 11, 2002
Edward R. Rambacher


STEVEN C. MILLESON
--------------------------           Director                June 11, 2002
Steven C. Milleson


/s/ WILLIAM P. PAYNE                 Director                June 11, 2002
--------------------------
William P. Payne